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                              FALCON PRODUCTS, INC.
                          EMPLOYEE STOCK PURCHASE PLAN


                                    SECTION 1
                                     PURPOSE

      The Falcon Products, Inc. 1997 Employee Stock Purchase Plan is intended to provide a method whereby employees of Falcon Products, Inc. and its Subsidiaries will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Stock of the Company. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Code, as amended.


                                    SECTION 2
                                   DEFINITIONS

      The following terms when used in the Plan shall have the meanings hereinafter indicated.

      2.1 ADMINISTRATIVE COMMITTEE - shall mean the committee appointed by the Board, pursuant to the provisions of Section 11.1 hereof, to administer the Plan.

      2.2 BASE PAY - shall mean the salary or wages paid on behalf of the Participant including overtime payments, bonuses and commissions.

      2.3 BENEFICIARY - shall mean the person or persons (concurrently, contingently or successively), including a trust, designated as such in accordance with Section 12.1 of this Plan.

      2.4   BOARD - shall mean the Board of Directors of the Company.

      2.5 CODE - shall mean the Internal Revenue Code of 1986, as amended, and as it may be amended hereafter from time to time.

      2.6 COMPANY - shall mean Falcon Products, Inc., a Delaware corporation.

      2.7 ELIGIBLE EMPLOYEE - shall mean an Employee who meets the eligibility requirements of this Plan as set forth in Section 3.1 hereof.

      2.8 EMPLOYEE - shall mean any person employed by the Company or any Subsidiary who is regularly scheduled to work more than 20 hours per week.

      2.9 FAIR MARKET VALUE - shall mean, with respect to the Stock, the closing price per share of Stock on the New York Stock



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Exchange on the first business day prior to the date of reference on which trading occurred.

      2.10 LEAVE OF ABSENCE - shall mean a leave of absence from the employment of the Company or a subsidiary taken by an Employee pursuant to the Family and Medical Leave Act of 1993.

      2.11 LOCAL TIME - shall mean the time in effect in St. Louis, Missouri on the date of reference.

      2.12 OFFERING - shall mean the annual offering of the Company's Stock as described in Section 4.1 hereof.

      2.13 OFFERING COMMENCEMENT DATE - shall mean the November 1 on which a particular Offering begins.

      2.14 OFFERING TERMINATION DATE - shall mean the October 31 on which a particular Offering terminates.

      2.15 OPTION - shall mean an option granted hereunder which will entitle an Employee to purchase a certain number of shares of Stock.

      2.16 PARTICIPANT - shall mean an Eligible Employee who elects to participate in an Offering pursuant to the provisions of Section 3.1 hereof.

      2.17 PLAN - shall mean the Falcon Products, Inc. 1997 Employee Stock Purchase Plan as set forth herein.

      2.18 STOCK - shall mean shares of the $.02 par value common stock of the Company.

      2.19 SUBSIDIARY - or "Subsidiaries" shall mean a corporation or corporations of which stock possessing at least 80% of the total combined voting power of all classes of stock entitled to vote is owned by the Company or by any other Subsidiary or Subsidiaries.


                                   SECTION 3
                        ELIGIBILITY AND PARTICIPATION

      3.1 ELIGIBILITY TO PARTICIPATE. Any Employee actively employed by the Company or a Subsidiary on November 1, 1997 shall be eligible to participate in the Plan as of that date. Each other Employee, including any new Employee, shall be eligible to participate in the Plan as of the November 1 coincident with or next following the date on which he becomes an Employee. Notwithstanding the foregoing, no person shall participate in any Offering under this Plan if he or she is no longer an Employee as of the date such Offering commences.


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      3.2   ELECTION TO PARTICIPATE IN THE PLAN.  An Eligible Employee
may elect to participate in any Offering and thus become a Participant in the Plan by completing an "Application For Participation" and an "Authorization For Payroll Deductions" on the form provided by the Company and filing each form with the Human Resources Department of the Company on or before the date set therefor by the Administrative Committee, which date shall be prior to the Offering Commencement Date for a specific Offering. Payroll deductions for a Participant shall commence on the applicable Offering Commencement Date for which his Authorization For Payroll Deductions becomes effective and shall end on the Offering Termination Date of the Offering to which such authorization is applicable unless sooner terminated by the Participant as provided in Section 8 hereof.

      3.3 LEAVE OF ABSENCE. For purposes of participation in the Plan, a person on Leave of Absence shall be deemed to be an Employee for the first 90 days of such Leave of Absence and such Employee's employment shall be deemed to have terminated at the close of business on the 90th day of such Leave of Absence unless such Employee shall have returned to regular employment prior to the close of business on such 90th day. Termination by the Company of any Employee's Leave of Absence, other than termination of such Leave of Absence on return to regular employment, shall terminate an Employee's employment for all purposes of the Plan and shall terminate such Employee's participation in the Plan and right to exercise any Option.

      3.4 RESTRICTIONS ON PARTICIPATION. Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an Option under the Plan and become a Participant:

      (A) if, immediately after the grant, such Employee would own stock of the Company, and/or hold outstanding options to purchase stock of the Company, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company (for purposes of this Section 3.4, the rules of Section 424(d) of the Code shall apply in determining stock ownership of any Employee); or

      (B) which permits his rights to purchase stock under all "employee stock purchase plans" (as defined in Section 423(b) of the Code) of the Company to accrue at a rate which exceeds $25,000 in Fair Market Value of the Stock (determined at the time an Option is granted) for each calendar year in which such Option is outstanding.


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                                   SECTION 4
                                   OFFERINGS

      4.1 ANNUAL OFFERINGS. The Plan will be implemented by five annual offerings of the Company's Stock beginning on the 1st day of November in each of the years 1997, 1998, 1999, and 2001, each Offering terminating at 5:00 p.m. Local Time on October 31 of the following year. The maximum number of shares issued in the respective years shall be:

      *     FROM NOVEMBER 1, 1997 TO OCTOBER 31, 1998:  75,000
shares.

      * FROM NOVEMBER 1, 1998 TO OCTOBER 31, 1999: 90,000 shares plus unissued shares from the prior Offerings, whether offered or not.

      * FROM NOVEMBER 1, 1999 TO OCTOBER 31, 2000: 110,000 shares plus unissued shares from the prior Offerings, whether offered or not.

      *     FROM NOVEMBER 1, 2000 TO OCTOBER 31, 2001: 125,000
shares plus unissued shares from the prior Offerings, whether offered or not.

      *     FROM NOVEMBER 1, 2001 TO OCTOBER 31, 2002: 150,000
shares plus unissued shares from prior Offerings, whether offered or not.


                                   SECTION 5
                              PAYROLL DEDUCTIONS

      5.1 AMOUNT OF DEDUCTIONS. At the time a Participant files his Authorization for Payroll Deductions, he shall elect to have deductions made from his pay on each payday during the time he is a Participant in this Plan at the rate of 1, 2, 3, 4, 5, 6, 7, 8, 9 or 10% of his Base Pay in effect at the Offering Commencement Date of each Offering. In the case of an hourly employee who participates in this Plan, such Employee's Base Pay shall be determined by multiplying such Employee's hourly rate of pay in effect on the subject Offering Commencement Date by the number of regularly scheduled hours of work for such Employee during such Offering.

      5.2 PARTICIPANT'S ACCOUNT. All payroll deductions made for a Participant shall be credited to his account under the Plan. A Participant may not make any separate cash payment into such account except when on Leave of Absence and then only as provided in Section 5.4 hereof.


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      5.3   CHANGES IN PAYROLL DEDUCTIONS.  A Participant may
discontinue his participation in the Plan as provided in Section 8 hereof, but no other change can be made during an Offering and, specifically, a Participant may not alter the amount of his payroll deductions for that Offering. A Participant may increase or decrease the amount of his payroll deductions, within the limits prescribed in Section 5.1 hereof, with respect to any future Offering, prior to the Offering Commencement Date for such Offering.

      5.4 LEAVE OF ABSENCE. If a Participant goes on an unpaid Leave of Absence, such Participant shall have the right to elect: (A) to withdraw the balance in his account pursuant to Section 8.1 hereof; (B) to discontinue contributions to the Plan but remain a Participant in the Plan.


                                   SECTION 6
                              GRANTING OF OPTION

      6.1 GRANT OF OPTION SHARES; NUMBER OF OPTIONS GRANTED. On each Offering Commencement Date, a Participant shall be deemed to have been granted an Option to purchase a maximum number of shares of the Stock of the Company equal to an amount determined as follows:

      (A) that percentage of the Employee's Base Pay which he has elected to have withheld from his pay (but in no event in excess of 10%); multiplied by
             -------------

      (B)    the Employee's Base Pay during the period of the Offering;
             divided by
             ----------

      (C) 85% of the Fair Market Value of the Stock on the applicable Offering Commencement Date.

Participant's Base Pay during the period of an Offering shall be determined by multiplying, in the case of a one-year Offering, his normal weekly rate of pay (as in effect on the last day prior to the Offering Commencement Date of the particular Offering) by 52 or the hourly rate by 2,080, provided that, in the case of an hourly Employee, the Participant's Base Pay during the period of an Offering shall be determined by multiplying such Participant's hourly rate by the number of regularly scheduled hours of work for such Employee during such Offering.

      6.2 OPTION PRICE; PURCHASE OF OPTIONS. The purchase price of each Option granted in accordance with Section 6.1 above, purchased with payroll deductions made during each Offering shall be the lower of:
                                                          -----


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      (A)    85% of the Fair Market Value of the Stock on the Offering
             Commencement Date; or

      (B) 85% of the Fair Market Value of the Stock on the Offering Termination Date.


                                   SECTION 7
                              EXERCISE OF OPTION

      7.1 AUTOMATIC EXERCISE. Unless a Participant gives written notice to the Company as hereinafter provided, his Option for the purchase of Stock with payroll deductions made during any Offering will be deemed to have been exercised automatically on the Offering Termination Date applicable to such Offering, for the purchase of the number of full shares of Stock which the accumulated payroll deductions in his account at that time will purchase at the applicable purchase price, as determined in accordance with Section
6.2 above (but not in excess of the number of shares for which Options have been granted to the Participant pursuant to Section 6.1 hereof), and any excess in his account at that time will be returned to him.

      7.2 FRACTIONAL SHARES. Fractional shares will not be issued under the Plan and any accumulated payroll deductions which would have been used to purchase fractional shares will be returned to any Employee promptly following the termination of an Offering, without interest.

      7.3 DELIVERY OF STOCK. As promptly as practicable after the Offering Termination Date of each Offering, the Company will deliver to each Participant, as appropriate, the Stock purchased upon exercise of his Option.


                                   SECTION 8
                                   WITHDRAWAL

      8.1 GENERAL RULE. By written notice to the Human Resources Department, at any time prior to the Offering Termination Date applicable to any Offering, a Participant may elect to withdraw all the accumulated payroll deductions in his account at such time. All of the Participant's payroll deductions credited to his account will be paid to him promptly after receipt of his notice of withdrawal, and no further payroll deductions will be made from his pay during such Offering. The Company may, in its sole discretion, treat any attempt to borrow by a Participant on the security of his accumulated payroll deductions as an election, under this Section 8.1 hereof, to withdraw such deductions.

      8.2   EFFECT ON SUBSEQUENT PARTICIPATION.  In the event a
Participant withdraws from any Offering, he or she shall not be


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eligible to participate in any succeeding Offering or in any similar plan which may hereafter be adopted by the Company until the November 1 following such withdrawal.

      8.3 TERMINATION OF EMPLOYMENT. Upon termination of the Participant's employment for any reason, including retirement (but excluding death while in the employ of the Company or continuation of a Leave of Absence for a period beyond 90 days), the payroll deductions credited to his account will be returned to him, or, in the case of his death subsequent to the termination of his employment, to the person or persons entitled thereto under Section 12.1 hereof.

      8.4 TERMINATION OF EMPLOYMENT DUE TO DEATH. Upon termination of the Participant's employment because of his death, his Beneficiary (as defined in Section 12.1 hereof) shall have the right to elect, by written notice given to the Human Resources Department of the Company prior to the earlier of the Offering Termination Date or the expiration of a period of 60 days commencing with the date of the death of the Participant, either:

      (A) to withdraw all of the payroll deductions credited to the Participant's account under the Plan, or

      (B) to exercise the Participant's Option for the purchase of stock on the Offering Termination Date next following the date of the Participant's death for the purchase of the number of full shares of stock which the accumulated payroll deductions in the Participant's account at the date of the Participant's death will purchase at the applicable Option price, and any excess in such account will be returned to said beneficiary, without interest.

      In the event that no such written notice of election shall be duly received by the office of the Human Resources Department of the Company, the beneficiary shall automatically be deemed to have elected, pursuant to Subparagraph (B), to exercise the Participant's Option.

      8.5 LEAVE OF ABSENCE. A Participant on a Leave of Absence shall, subject to the election made by such Participant pursuant to Section 5.4 hereof, continue to be a Participant in the Plan so long as such Participant is on continuous Leave of Absence. A Participant who has been on Leave of Absence for more than 90 days and who therefore is not an Employee for the purpose of the Plan shall not be entitled to participate in any Offering commencing after the 90th day of such Leave of Absence. Notwithstanding any other provisions of the Plan, unless a Participant on Leave of Absence returns to regular employment with the Company at the termination of such Leave of Absence, such Participant's participation in the Plan shall terminate.


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                                   SECTION 9
                                   INTEREST

      No interest shall be paid or allowed on any money paid into the Plan or credited to the account of any Participant or Employee.


                                   SECTION 10
                                     STOCK

      10.1 MAXIMUM SHARES. The maximum number of shares which shall be issued under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Section 12.4 shall be those amounts set forth in Section 4.1 hereof with respect to each annual Offering plus in each Offering all unissued shares from prior Offerings, whether offered or not, not to exceed 550,000 shares for all Offerings. If the total number of shares for which Options are exercised on any Offering Termination Date in accordance with Section 6, exceeds the maximum number of shares for the applicable offering, the Company shall make a pro-rata allocation of the shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the account of each Participant under the Plan shall be returned to him as promptly as possible.

      10.2 PARTICIPANT'S INTEREST IN OPTION STOCK. The Participant will have no interest in stock covered by his Option until such Option has been exercised.

      10.3 REGISTRATION OF STOCK. Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant, or, if the Participant so directs by written notice to the Human Resources Department of the Company prior to the Offering Termination Date applicable thereto, in the names of the Participant and one such other person as may be designated by the Participant, as joint tenants with rights of survivorship or as tenants by the entireties, to the extent permitted by applicable law.

      10.4 RESTRICTIONS ON EXERCISE. The Board of Directors may, in its discretion, require as conditions to the exercise of any Option that the shares of Stock reserved for issuance upon the exercise of the Option shall have been duly listed, upon official notice of issuance, upon a stock exchange, and that either:

      (A) a Registration Statement under the Securities Act of 1933, as amended, with respect to said shares shall be effective, or

      (B) the Participant shall have represented at the time of purchase, in form and substance satisfactory to the


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             Company, that it is his intention to purchase the shares for investment and not for resale or distribution.


                                   SECTION 11
                                 ADMINISTRATION

      11.1 APPOINTMENT OF ADMINISTRATIVE COMMITTEE. The Board shall appoint a committee to administer the Plan, which shall consist of no fewer than three members of the Board. No member of the committee shall be eligible to purchase Stock under the Plan. The Board hereby appoints the Compensation Committee of the Board as the initial committee to administer the Plan, which Compensation Committee shall serve as the Administrative Committee until a successor committee is appointed by the Board or until the termination of the Plan, whichever shall first occur.

      11.2 AUTHORITY OF ADMINISTRATIVE COMMITTEE. Subject to the express provisions of the Plan, the Administrative Committee shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Administrative Committee's determination on the foregoing matters shall be conclusive.

      11.3 RULES GOVERNING THE ADMINISTRATIVE COMMITTEE. The Board may from time to time appoint members of the Administrative Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Administrative Committee. The Administrative Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable and may hold telephonic meetings. A majority of its members shall constitute a quorum. All determinations of the Administrative Committee shall be made by a majority of its members. The Administrative Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. Any decision or determination reduced to writing and signed by a majority of the members of the Administrative Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Administrative Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

                                   SECTION 12
                                 MISCELLANEOUS

      12.1 DESIGNATION OF BENEFICIARY. A Participant may file a written designation of a Beneficiary who is to receive any Stock


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and/or cash. Such designation of Beneficiary may be changed by the Participant at any time by written notice to the Human Resources Department of the Company. Upon the death of a Participant and upon receipt by the Company of proof of identity and existence at the Participant's death of a Beneficiary validly designated by him under the Plan, the Company shall deliver such Stock and/or cash to such Beneficiary. In the event of the death of a Participant and in the absence of a Beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company) the Company, in its discretion, may deliver such Stock and/or cash to the spouse or to any one or more dependents of the Participant as the Company may designate. No Beneficiary shall, prior to the death of the Participant by whom he has been designated, acquire any interest in the Stock or cash credited to the Participant under the Plan.

      12.2 PROHIBITION AGAINST TRANSFERABILITY. Subject to the provisions of Section 8.4 hereof, neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an Option or to receive stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may, in its sole discretion, treat such act as an election to withdraw funds in accordance with Section 8.1 hereof.

      12.3 USE OF FUNDS. All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions.

      12.4  ADJUSTMENT UPON CHANGES IN CAPITALIZATION.

      (A) If, while any Options are outstanding, the outstanding shares of Stock of the Company have increased, decreased, changed into, or been exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split or similar transaction, appropriate and proportionate adjustments shall be made by the Administrative Committee in the number and/or kind of shares which are subject to purchase under outstanding Options and on the Option exercise price or prices applicable to such outstanding Options. In addition, in any such event, the number and/or kind of shares which may be offered in the Offerings described in Section 4 hereof shall also be proportionately adjusted. No


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             adjustments shall be made for stock dividends.  For the purposes of this Paragraph, any distribution of shares to the shareholders in an amount aggregating 20% or more of the outstanding shares shall be deemed a stock split and any distributions of shares aggregating less than 20% of the outstanding shares shall be deemed a stock dividend.

      (B) Notwithstanding anything contained in this Plan to the contrary, upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all of the property or stock of the Company to another corporation, the "Offering Termination Date" with respect to any Offering then in effect shall be deemed to be the closing date of such transaction. In such an event, the holder of each Option then outstanding under the Plan will thereafter be entitled to receive at the next Offering Termination Date upon the exercise of such Option for each share as to which such Option shall be exercised, as nearly as reasonably may be determined, the cash, securities and/or property which a holder of one share of the Stock was entitled to receive upon and at the time of such transaction. The Board shall take such steps in connection with such transactions as the Board shall deem necessary to assure that the provisions of this Section 12.4 shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the said cash, securities and/or property as to which such holder of such Option might thereafter be entitled to receive.

      12.5 AMENDMENT AND TERMINATION. The Board of Directors shall have complete power and authority to terminate or amend the Plan; provided, however, that the Board of Directors shall not, without the approval of the stockholders of the Corporation (A) increase the maximum number of shares which may be issued under any Offering (except pursuant to Section 12.4 hereof); (B) amend the requirements as to the class of employees eligible to purchase stock under the Plan; or (C) permit the members of the Committee to purchase stock under the Plan. No termination, modification, or amendment of the Plan may, without the consent of an employee then having an Option under the Plan to purchase stock, adversely affect the rights of such employee under such Option.

      12.6 EFFECTIVE DATE. The Plan shall become effective as of November 1, 1997, subject to approval by the holders of the majority of the Stock present and represented at a special or annual meeting of the shareholders held on or before November 1,


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1998.  If the Plan is not so approved, the Plan shall not become effective.

      12.7 NO EMPLOYMENT RIGHTS. The Plan does not, directly or indirectly, create any right for the benefit of any Employee or class of employees to purchase any shares under the Plan, or create in any Employee or class of employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an Employee's employment at any time.

      12.8 EFFECT OF PLAN. The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Employee participating in the Plan, including, without limitation, such Employee's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Employee.

      12.9 GENDER. Whenever the context so requires words in the masculine include the feminine and words in the feminine include the masculine and the definition of any term in the singular may include the plural.

      12.10 GOVERNING LAW. The law of the State of Missouri will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.

                                     FALCON PRODUCTS, INC.




                                     By: /s/ Franklin A. Jacobs
                                         --------------------------------

                                     Title:   Chairman and CEO
                                            -----------------------------


ATTEST:



By: /s/ Michael J. Dreller
    --------------------------

Title:   VP Finance and CFO
       -----------------------





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